Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated February 13, 2004 except for Note 13, as to which the date is March 3, 2004 in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-121523), and related Prospectus of Midway Games Inc. for the registration of 533,335 shares of its common stock.

/s/ Ernst & Young

Chicago, Illinois
January 28, 2005